                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             Registration Statement

                                      Under

                           The Securities Act of 1933

                        Commission File No._____________

                               SONIC FOUNDRY, INC.


             (Exact name of registrant as specified in its charter)

MARYLAND                                           39-1783372
---------------------------------------------      ------------------------------------
(State or other jurisdiction of incorporation      (I.R.S. Employer Identification No.)
or organization)

1617 Sherman Avenue, Madison, WI 53704             (608) 256-3133
---------------------------------------------      ----------------------------
Address of principal executive offices)            (Issuer's telephone number)


               Sonic Foundry, Inc. 2001 Deferred Compensation Plan
               ---------------------------------------------------
                              (Full title of plan)


        Rimas P. Buinevicius                                   Copy to:
       Chief Executive Officer                           James R. Stern, Esq.
        1617 Sherman Avenue                                 McBreen & Kopko
         Madison, WI 53704                               20 North Wacker Drive
          (608) 256-3133                                      Suite 2520
 (Name, address, including zip code, and                   Chicago, IL 60606
 telephone number, including area code,                     (312) 332-6405
        of agent for service)


                         Calculation of Registration Fee

===========================================================================================================
                                                           Proposed
                                                           Maximum
          Title of                                        Offering         Aggregate
      Securities to be             Amount to be           Price per        Offering           Amount of
         Registered                 Registered            Share/Note        Price         Registration Fee
===========================================================================================================
Common Stock,                   400,000 Shares (2)     $400,000           $608,000(3)            $152
$.01 par value per share (1)
===========================================================================================================
Unsecured, subordinated             $1,000,000           100%             $1,000,000 (5)         $250
promissory notes (4)
===========================================================================================================

(1) Consists of Shares which may be acquired upon exercise of non-qualified options issuable to employees electing to participate in the 2001 Deferred Compensation Plan.

(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers additional shares of Sonic Foundry, Inc. common stock that may be issued or become issuable under the Sonic Foundry, Inc. 2001 Deferred Compensation Plan in order to prevent dilution resulting from any stock split, stock dividend or similar transaction.

(3) Computed pursuant to Rule 457(c) and (h) based on the average of the high and low prices reported on the Nasdaq Stock Market on November 15, 2001, which was $1.52.

(4) The unsecured, subordinated promissory notes represent deferred compensation obligations under the Sonic Foundry, Inc. 2001 Deferred Compensation Plan.

(5)      Estimated solely for purposes of determining the registration fee.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.   PLAN INFORMATION

     The information required for this item is included in documents distributed to each participant in the Sonic Foundry, Inc. 2001 Deferred Compensation Plan ("Participant").


ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     The information required for this item is included in documents distributed to each Participant.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC in the future and incorporate by reference will automatically update and may supersede the information contained in this prospectus. We incorporate by reference the documents listed below and any future filing we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the sale of all the shares covered by this prospectus.

     - Our Annual Report on Form 10K and Form 10-K/A for the fiscal year ended September 30, 2000;

     - Our Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2000, March 31, 2001 and June 30, 2001;

     -      Our Current Report on Form 8-K filed on October 30, 2001; and

     - The description of our common stock contained in our Exchange Act Registration Statement on Form 8-A, filed April 20, 2000.

     You may request free copies of these filings by writing or telephoning us at the following address: Investor Relations, 1617 Sherman Avenue, Madison, Wisconsin 53704, telephone (608) 256-3133.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not required.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The law firm of McBreen & Kopko will be furnishing an opinion as to the legality of the Common Stock registered under this Registration Statement. During fiscal 2000, we paid $227,975 to McBreen & Kopko for legal services. Frederick H. Kopko, Jr. is a partner of McBreen & Kopko. Mr. Kopko is a director of the Company and is the beneficial owner of 183,192 shares of Common Stock and holds options and warrants to purchase an additional 180,000 Shares of Common Stock.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our Articles of Incorporation limit the liability of our directors in their capacity as directors but not in their capacity as officers, to the fullest extent permitted by the Maryland General Corporation Law or MGCL. Accordingly, pursuant to the terms of the MGCL as presently in effect, we may indemnify any director unless it is established that: (i) the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the director actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. In addition, our Bylaws require us to indemnify each person who is or was, a director, officer, employee or agent of ours to the fullest extent permitted by the laws of the State of Maryland in the event he is involved in legal proceedings by reason of the fact that he is or was a director, officer, employee or agent of ours, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership or other enterprise. We may also advance to such persons expenses incurred in defending a proceeding to which indemnification might apply, upon terms and conditions, if any, deemed appropriate by the Board of Directors upon receipt of an undertaking by or on behalf of such director or officer to repay all such advanced amounts if it is ultimately determined that he is not entitled to be indemnified as authorized by the laws of the State of Maryland. In addition, we carry director and officer liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.   EXHIBITS

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

ITEM 9.   UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1(1) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on this 19/th/ day of November, 2001.

                                               Sonic Foundry, Inc.


                                               By: /s/ Rimas Buinevicius
                                                   -----------------------------
                                                   Rimas Buinevicius, Chairman
                                                   and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rimas Buinevicius and Kenneth Minor as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name                                               Title                                    Date
----                                               -----                                    ----
/s/ Rimas Buinevicius                              Chairman and Chief                       November 19, 2001
------------------------------------
         Rimas Buinevicius                         Executive Officer
                                                   (Principal Executive Officer)


/s/ Kenneth A. Minor                               Chief Financial Officer                  November 19, 2001
------------------------------------
         Kenneth A. Minor                          (Principal Financial and Accounting
                                                   Officer)


/s/ Monty Schmidt                                  President and Director                   November 19, 2001
------------------------------------
         Monty Schmidt


/s/ Curtis Palmer
------------------------------------
         Curtis Palmer                             Executive Vice President, Chief          November 19, 2001
                                                   Technology Officer and Director


/s/ Frederick H. Kopko, Jr.                        Secretary and Director                   November 19, 2001
------------------------------------
         Frederick H. Kopko, Jr.


/s/ Arnold Pollard                                 Director
------------------------------------
         Arnold Pollard                                                                     November 19, 2001


/s/ David Kleinman                                 Director                                 November 19, 2001
------------------------------------
         David Kleinman

                                INDEX TO EXHIBITS

Page
Item Number
Sequentially

Numbered                            Description
-------------      ------------------------------------------------------------

4.1 Amended and Restated Articles of Incorporation of the Registrant, filed as Exhibit No. 3.1 to the Registration Statement on Amendment No. 2 to Form SB-2 dated April 3, 1998 (Reg. No. 333-46005) (the "Registration Statement"), and hereby incorporated by reference. *

4.2 Amended and Restated By-Laws of the Registrant filed as Exhibit No. 3.2 to the Registration Statement, and hereby incorporated by reference. *

4.3 Specimen Common Stock Certificate, filed as Exhibit No. 4.1 to the Registration Statement, and hereby incorporated by reference. *

4.4                Sonic Foundry, Inc. 2001 Deferred Compensation Plan (x)

4.5                Form of Unsecured Subordinated Promissory Note (x)

5.1 Opinion of McBreen & Kopko as to the legality of the stock registered hereby (x)

23.1               Consent of McBreen & Kopko (included in Exhibit 5)

23.2               Consent of Ernst & Young LLP (x)

24.1               Power of Attorney (contained within Signature Page)


*     incorporated herein by reference
(x)   filed herewith